UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2007

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle
Rock Hill, SC		29730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2007, 3D Systems Corporation (the “Company”) received a Staff Determination notice from The Nasdaq Stock Market stating that the Company’s common stock is subject to delisting because the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports for continued listing.  The letter was issued in accordance with Nasdaq procedures because the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2006.

The Company previously received a similar Staff Determination notice from The Nasdaq Stock Market when it did not timely file its Form 10-Q for the quarterly period ended September 30, 2006.  On February 2, 2007, the Company filed that Form 10-Q, which contained restated financial information for the years ended December 31, 2005 and 2004, for each calendar quarter in 2005 and for the first two calendar quarters in 2006.  Subsequently, on February 9, 2007, the Company filed Forms 10-Q/A for the quarterly periods ended March 31, 2006 and June 30, 2006 in order to reflect the effects of the foregoing restatements on the financial periods covered by the Forms 10-Q originally filed with respect to those periods.

As previously disclosed, following the filing of the Company’s Form 10-Q for the quarterly period ended September 30, 2006, the Company received notice from Nasdaq of a determination to continue the listing of shares of the Company’s common stock on The Nasdaq Stock Market.

Due to the effort required to complete these restatements and the financial statements for the quarterly period ended September 30, 2006 that were included in the Form 10-Q and the Forms 10-Q/A mentioned above, the Company was not able to undertake the work necessary to close its financial records for the fourth quarter of 2006 or the year ended December 31, 2006, or to begin to prepare its Annual Report on Form 10-K for the year ended December 31, 2006, until the foregoing filings were completed.

On March 19, 2007, the Company filed a Form 12b-25 disclosing that it was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2006 without unreasonable effort or expense due to the factors described above.  While the Company has been diligently preparing its Annual Report on Form 10-K (including the financial statements contained therein), it was nonetheless unable to file its Form 10-K on or before the extended filing date for the Annual Report on Form 10-K of April 2, 2007.  The Company currently anticipates that it will file this Annual Report on Form 10-K as promptly as practicable.

 The Company intends to appeal the Nasdaq Staff Determination contained in its letter dated April 3, 2007 and therefore plans to timely request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) in accordance with the Nasdaq Marketplace Rules.  The appeal and hearing request will automatically stay the delisting of the Company’s common stock pending the Panel’s review and determination.

Until the Panel issues a determination on the Company’s appeal following the hearing, and thereafter during the period of any conditional listing exception that may be granted by the

Panel, the Company’s common stock will continue to be listed on The Nasdaq Stock Market.  However, there can be no assurance that the determination of the Panel following the hearing will be favorable or that any conditional listing exception will be granted by the Panel.

On April 5, 2006, the Company issued a press release announcing its receipt of the Nasdaq Staff Determination and its plans to appeal.  A copy of the Company’s press release, which includes additional details regarding these matters, is attached hereto as Exhibit 99.1 and is incorporated into this Item 3.01 by this reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

99.1                                                   Press Release dated April 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: April 5, 2007
	By:	/s/ Robert M. Grace, Jr.
(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated April 5, 2007.